(LETTERHEAD OF DOHERTY, WALLACE, PILLSBURY & MURPHY, P.C.)

EXHIBIT 5

June 19, 1997



Westbank Corporation
225 Park Avenue
West Springfield, MA  01089

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

     In connection with the registration on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), of 178,500 shares (the "Shares") of common stock, par value $2.00 per share, of Westbank Corporation (the "Company") reserved for issuance pursuant to the Company's 1996 Stock Incentive Plan (the "Plan"), we have examined such corporate documents and records of the Company, such other instruments and certificates of public officials, officers and representatives of the Company and other persons and such questions of law as we have deemed necessary or appropriate in order to render the opinion set forth herein.

     In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

     As to questions of fact material to our opinion expressed below that we did not independently establish, we have relied upon certifications of the Company or its officers.

Westbank Corporation
June 19, 1997
Page 2

     Based upon and subject to the foregoing, we are of the opinion that when the registration statement on Form S-8 relating to the Shares (the "Registration Statement") shall have become effective under the Securities Act and any Shares shall have been duly issued and paid for in accordance with the terms of the Plan, such Shares will be legally issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Federal Laws of the United States and the Business Corporation Law of the
Commonwealth of Massachusetts. We are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto.
In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,



/s/ Doherty, Wallace, Pillsbury
         & Murphy, P.C.

DOHERTY, WALLACE, PILLSBURY & MURPHY, P.C.